EXHIBIT F
                                                                       ---------
                                                                  Execution Copy


                             SUBSCRIPTION AGREEMENT


                                December 31, 2001



Board of Directors
OTSH, Inc.

Gentlemen:

         SOFTBANK Capital Partners LP, SOFTBANK Capital LP and SOFTBANK Capital Advisors Fund LP (collectively, "SOFTBANK"), severally and not jointly, hereby subscribe for Fifty (50) shares, Forty Nine (49) shares and One (1) share, respectively, of Common Stock, par value $.01 per share (the "Common Stock"), of OTSH, INC., a Delaware corporation (the "Corporation") for an aggregate purchase price of $250,000.

         Upon SOFTBANK's delivery to the Corporation of a federal reference number evidencing the wire transfer of immediately available funds equal to the aggregate purchase price to the Cummings & Lockwood REMCA #3 Account (Fleet Bank Acct. # 0065596087 00101) for the benefit of the Corporation, then each of the Corporation, OptiMark Holdings, Inc. and OptiMark, Inc. agree to release and forever discharge SOFTBANK from any and all claims, charges, complaints, liens, demands, causes of action, obligations, damages and liabilities against SOFTBANK related to the failure of the Corporation to receive any portion of the aggregate purchase price.

I.   REPRESENTATIONS AND WARRANTIES OF SOFTBANK.

         Each of the undersigned hereby represents and agrees that it is subscribing for these shares of stock for investment purposes, for its own account and risk and not with a view to any sale, division or other distribution thereof within the meaning of the Securities Act of 1933 as amended, nor with any present intention to distributing or selling such shares.

II.  REPRESENTATIONS AND WARRANTIES OF THE CORPORATION.

         The Corporation hereby represents and warrants to each of the undersigned as follows:

     A. ORGANIZATION, GOOD STANDING AND QUALIFICATION. The Corporation is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Corporation has all requisite corporate power and authority to own and operate its properties and assets, to carry on its business as currently conducted and as currently proposed to be conducted and, in the case of the Corporation, to execute and deliver this agreement, to issue and sell the shares and to carry out the provisions of this agreement.

The Corporation does not own any equity securities of any other corporation, limited partnership or similar entity. The Corporation is not a participant in any joint venture, partnership or similar arrangement. The Corporation has made available to SOFTBANK true, correct and complete copies of the Corporation's Certificate of Incorporation and Bylaws, each as amended to date and presently in effect.

     B. CAPITALIZATION; VOTING RIGHTS. The authorized capital stock of the Corporation, consists of (i) 1,000 shares of the Common Stock, and (ii) 2,000 shares of preferred stock, par value $.01 per share. Except as set forth in that certain Investors' Rights Agreement, dated as of the date hereof, by and among the Corporation, SOFTBANK, OptiMark Holdings, Inc. and OptiMark, Inc., there are no outstanding options, warrants, puts, calls, rights (including conversion or preemptive rights and rights of first refusal), proxy or stockholder agreements, or agreements of any kind for the purchase or acquisition from, sale to or exchange, with the Corporation of any shares of any class or series of capital stock of the Corporation or other restrictions on the incidents of ownership or transfer of any such shares of capital stock created by statute (other than Federal and state securities laws), the charter documents of the Corporation or any agreement to which the Corporation is a party, by which any of them is bound or of which any of them has knowledge. The shares have been duly authorized and, when issued in compliance with the provisions of this agreement, will be validly issued (including, without limitation, issued in compliance with applicable state and federal securities laws), fully paid and nonassessable and will be free of any liens; provided, however, that the shares may be subject to restrictions on transfer under state and/or federal securities laws as set forth herein or as otherwise required by such laws at the time transfer is proposed.

     C. AUTHORIZATION; BINDING OBLIGATIONS. All corporate action on the part of the Corporation, its officers, directors and stockholders necessary for the due authorization, execution and delivery of this agreement, the performance of all obligations of the Corporation hereunder and the authorization, sale, issuance and delivery of the shares pursuant hereto has been taken. This agreement, when executed and delivered, will be the valid and binding obligation of the Corporation enforceable against the Corporation, in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights; and (ii) as limited by general principles of equity that restrict the availability of specific performance, injunctive relief or other equitable remedies. The sale of the shares is not and will not be subject to any preemptive rights or rights of first refusal.

     D. COMPLIANCE WITH OTHER INSTRUMENTS AND LAWS; CONSENTS; PERMITS. The Corporation is not in violation or default of any term of its Certificate of Incorporation or Bylaws, or of any provision of any mortgage, indenture, contract, agreement, instrument or contract to which it is party or by which it or any of its property is bound or of any judgment, decree, order, writ, statute, rule or regulation applicable to the Corporation or its properties which, individually or in the aggregate, would have a material adverse effect on the financial condition, results of operations, or assets of the Corporation. The execution, delivery, and performance of and compliance with this agreement and the issuance and sale of the shares pursuant hereto, will not, with or without the passage of time or giving of notice, result in any violation or default by the Corporation of any term of its Certificate of Incorporation or


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Bylaws, or of any provision of any mortgage, indenture, contract, agreement, instrument or contract to which it is party or by which it or any of its property is bound or of any judgment, decree, order, writ, statute rule or regulation applicable to the Corporation, any or its properties, or result in the creation of any lien upon any of the properties or assets of the Corporation or the suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to the Corporation, its business or operations or any of its assets or properties. No orders, permissions, consents, approvals or authorizations of any governmental entity is required to be obtained by the Corporation and no application, notification, request, registration or declaration is required to be filed with any governmental entity by the Corporation in connection with the execution and delivery of this agreement and the offer, issuance, sale and delivery of the shares. The Corporation has all franchises, permits, licenses and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which, individually or in the aggregate, could reasonably be expected to have a material adverse effect and can obtain, without undue burden or expense, any similar authority necessary for the conduct of its business as currently proposed to be conducted.

         Upon receipt of the aforesaid consideration and the acceptance of this subscription by the Corporation as so indicated below, the Corporation shall deliver one or more certificates representing, in the aggregate, the shares to be issued or sold by the Corporation as set forth above to the undersigned.

         This Subscription Agreement and the rights contained herein shall not run to the benefit of or be enforceable by any third party other than a party signatory hereto.

                            [SIGNATURE PAGE FOLLOWS]





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



                                            Very truly yours,


                                            SOFTBANK CAPITAL PARTNERS LP


                                            By:  SOFTBANK Capital Partners LLC,
                                                 its general partner



                                            By: /s/ Steven J. Murray
                                               ---------------------------------
                                               Name:  Steven J. Murray
                                               Title:  Administrative Member



                                            SOFTBANK CAPITAL LP


                                            By:  SOFTBANK Capital Partners LLC,
                                                 its general partner



                                            By: /s/ Steven J. Murray
                                               ---------------------------------
                                               Name:  Steven J. Murray
                                               Title:  Administrative Member


                                            SOFTBANK CAPITAL ADVISORS FUND LP


                                            By:  SOFTBANK Capital Partners LLC,
                                                 its general partner



                                            By: /s/ Steven J. Murray
                                               ---------------------------------
                                               Name:  Steven J. Murray
                                               Title:  Administrative Member


SOFTBANK Subscription Agreement

Subscription Accepted:

OTSH, INC.


By: /s/ Neil G. Cohen
   -------------------------------
   Name: Neil G. Cohen
   Title: Secretary

Dated: December 31, 2001


ACKNOWLEDGED and AGREED
this 31st day of December, 2001

OPTIMARK HOLDINGS, INC.


By: /s/ Robert J. Warshaw
   -------------------------------
   Name: Robert J. Warshaw
   Title: CEO

OPTIMARK, INC.


By: /s/ Robert J. Warshaw
   -------------------------------
   Name: Robert J. Warshaw
   Title: CEO


SOFTBANK Subscription Agreement